Exhibit 99
RELEASE:                On receipt: Dec. 3, 2015
MEDIA CONTACT:            Erica Jensen, 515-362-0049, jensen.erica@principal.com
INVESTOR RELATIONS CONTACT:    John Egan, 515-235-9500, egan.john@principal.com

PRINCIPAL FINANCIAL GROUP ANNOUNCES OUTLOOK FOR 2016
(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE:PFG) today announced certain business unit financial metrics and an update on capital deployment plans for 2016. These metrics provide greater clarity of key drivers of earnings growth for each of the business units. There is a 30-minute conference call at 10:00 a.m. EST today, Dec. 3, 2015. Company senior leaders will provide additional detail and answer questions. Slides related to the 2016 outlook are now available at www.principal.com/investor.
Below are the 2016 outlook metrics for revenue growth and pre-tax margin for each business:

Principal Financial Group 2016 Outlook Metrics
Retirement & Income Solutions – Fee
Net revenue growth	2-4%
Pre-tax return on net revenue	28-32%
Retirement & Income Solutions – Spread
Net revenue growth	8-10%
Pre-tax return on net revenue	55-59%
Principal Global Investors
Adjusted revenue growth	8-10%
Pre-tax return on adjusted revenue	33-36%
Principal International (at PFG share)
Combined net revenue growth (normalized local basis) Combined net revenue growth (in reported USD)	14-16% 4-6%
Combined pre-tax return on net revenue	37-40%
Specialty Benefits
Premium and fees growth	6-8%
Pre-tax return on premium and fees Loss ratio	10-12% 64-70%
Individual Life
Premium and fees growth	3-5%
Pre-tax return on premium and fees	14-17%
Corporate
Pre-tax operating losses	$235-$265 million

The outlook for 2016 incorporates certain assumptions including:

•	Average S&P 500 index in 2016 of 2,160 assuming a 2 percent quarterly total return on levels as of the end of November 2015;

•	10-year treasury yield increase to approximately 2.75-3.00 percent at year-end 2016;

•	Future foreign exchange rates follow external consensus as of the end of third quarter 2015; reflects further strengthening of the U.S. dollar in 2016 relative to 2015;

•	Total company effective tax rate of 20-22 percent

◦	Fee effective tax rate of 16-19 percent

◦	Spread effective tax rate of 30-35 percent

◦	Risk effective tax rate of 30-35 percent

◦	Corporate effective tax rate at 40 percent;

•	$800 million to $1 billion of total capital deployed for common stock dividends, strategic acquisitions, share repurchases, and managing the leverage ratio; and

•	Diluted weighted average number of common shares outstanding ranging from 295 – 298 million.
Conference call information
The 30-minute call at 10:00 a.m. EST today can be accessed the following ways:

◦	Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

◦	Via telephone by dialing the following numbers approximately 10 minutes prior to the start of the call.
866-427-0175 (U.S. and Canadian callers)
706-643-7701 (International callers)
Access code 76001179

◦	An audio replay will be available via :
www.principal.com/investor
855-859-2056 (U.S. and Canadian callers)
404-537-3406 (International callers)
Access code 76001179
Replay will be available approximately two hours after the completion of the live outlook call through the end of day Dec. 10, 2015.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2014, and in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; continued volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. In this press release, the company provides outlook on certain metrics that impact operating earnings (losses) and earnings growth. Operating earnings is a non-GAAP financial measure that management believes is useful to investors because it illustrates the performance of normal, ongoing operations. Operating earnings are determined by adjusting GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management uses non-GAAP measures for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because the company does not believe it is possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income available to common stockholders. The company also uses a variety of other operational measures that do not have U.S. GAAP counterparts, and therefore do not fit the definition of non-GAAP financial measures. Assets under management is an example of an operational measure that is not considered a non-GAAP financial measure.

About the Principal Financial Group
The Principal Financial Group® (The Principal ®) is a global investment management leader offering retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $516.2 billion in assets under management and serves some 20.6 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.
###